Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Safe-T Group Ltd. of our report dated March 24, 2019 relating to the financial statements of Safe-T Group Ltd., which appears in Safe-T Group Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
April 16, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il